                                                                    EXHIBIT 99.1


FINANCIAL ANALYST & INVESTOR CONTACT:                MEDIA CONTACT:
Dave Miller                                          Christopher Walker
USinternetworking, Inc.                              USinternetworking, Inc.
(410) 897-1746                                       (410) 897-3560
dave.miller@usi.net                                  christopher.walker@usi.net

     USINTERNETWORKING, INC. ANNOUNCES THIRD QUARTER 2000 FINANCIAL RESULTS
         EBITDA LOSSES CONTINUE TO NARROW, BACKLOG EXCEEDS $100 MILLION

ANNAPOLIS, MARYLAND, OCTOBER 24, 2000 - USinternetworking, Inc. (USi, Nasdaq:
USIX), a leading Application Service Provider, today announced results for the quarter ended September 30, 2000. Revenue for the third quarter of $28.3 million represents a 189% increase compared to the same period for 1999, and an 8% increase over the previous quarter. EBITDA loss for the quarter improved to $18.0 million, and the net loss amounted to $47.8 million or $0.49 per share.

Additional highlights:

         - Secured over $76 million in new service contract value, the Company's second highest quarterly performance, bringing contract value sold year to date to $240 million.

         - Secured 45 new service contracts, including enterprise & government clients such as Amadeus Global Travel Services, GMAC Home Services, Nextel, the Federal Railroad Administration, and the Federal Energy Regulatory Commission through a subcontractual agreement with a systems integrator.

         - Renewed contracts with early clients Hershey Foods Corporation and Knoll Pharmaceutical, indicative of USi's ability to provide its clients with exceptional service and client support.

         -        Reached 12-month backlog of $101.3 million.

         -        Increased average monthly recurring revenue to $44,200.

         - 45% of the Company's clients have now upgraded their contracts.

         - 21% of the Company's clients now utilize multiple services, buying on average 2.5 services each.

"While revenue and backlog growth this quarter were lower than expected, our losses narrowed faster than anticipated through substantial gains in operating efficiency. EBITDA and EPS were better than forecasted despite revenue below plan," said Andrew A. Stern, Chief Executive Officer of USi. "We were also pleased by the level of contract value sold given the market environment, reflecting continued strong demand for USi's solutions."

The Company attributed lower than expected growth for the quarter to a mix of several factors including a reduction in dot.com business, the timing and level of new contract value sold, and a decrease in professional services revenue.

Deteriorating dot.com business was the primary reason the Company experienced slower growth than expected. During the quarter, several of USi's dot.com clients faced financial difficulties. As a result, USi discontinued recognizing revenue and wrote off related costs and backlog associated with these clients. "Start-up, venture funded companies represented only 13% of our backlog at the end of the quarter," said Stern. "The vast majority of our revenues come from contracts with well-established, enterprise companies."

USi achieved significant operating efficiencies in the quarter, as evidenced by better than anticipated EBITDA and EPS. The Company consolidated the number of business units from eight to four, and reduced headcount growth to more effectively utilize labor.

The debt commitments previously announced have closed with the exception of the $50 million revolving line of credit. The anticipated closure of the revolver was slowed by the complexities of required inter-creditor agreements. The commitment expired without final closure due to acceleration in capital expenditures and a deteriorating debt financing environment. The Company's discussions with this lender are ongoing. The Company's ability to draw on its credit lines is subject to achievement of operating metrics and other customary terms and conditions.

The Company is in the process of raising additional capital and is in engaged in discussions with strategic partners and investors. A nationally recognized first tier investment bank has been retained to manage this process and to review a broad range of financing alternatives.

 "The capital structure enhancements we are pursuing will form a strong base from which to finance future growth," said Stern. "This capital base, combined with our actions to improve capital utilization and cost efficiency, will allow the Company to realize its longer-term objective of maintaining our leadership position in the ASP market while generating attractive returns on our capital."

USinternetworking, Inc. will hold its quarterly conference call on Tuesday, October 24, 2000 at 5:30 p.m. ET, at which time the aforementioned issues will be further addressed. The call will be accessible via Webcast at http://www.usi.net/aboutusi/investors . A re-play of the call will be available beginning at 9:00 p.m. ET on October 24, 2000 and will remain available through 7:00 p.m. ET on October 31, 2000.

ABOUT USINTERNETWORKING, INC.
USinternetworking Inc. (Nasdaq: USIX), a leading Application Service Provider delivering e-commerce and enterprise software as a service. The company's iMAP portfolio of service offerings delivers the rich functionality of leading software from Ariba, BroadVision, Lawson, Microsoft, Oracle, PeopleSoft and Siebel as a continuously supported, flat-rate monthly service via an advanced, secure global data center network.

Internet Managed Application Provider, iMAP, AppHost, PriorityPeering, USiGSP, USiSAN USiAccelerate, and Making Software Simple are service marks of USinternetworking, Inc. All other trademarks are the property of their respective owners. USi strategic partners and providers are publicly traded on Nasdaq under the symbols: ARBA, BVSN, CSCO, MSFT,ORCL, PSFT and SEBL.

Information in this release may involve guidance, expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to USinternetworking Inc. as of the date of the release, and we assume no obligation to update any such forward-looking statement. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in the Company's registration statement on Form S-3 filed with the Securities and Exchange Commission ("SEC") on October 12, 2000, the Company's Form 10-Q filed with the SEC on August 15, 2000, and in our other reports filed from time to time with the SEC.
                                      # # #





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                             USINTERNETWORKING, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                                  SEPTEMBER 30,          JUNE 30,
                                                                                      2000                 2000
                                                                                -----------------    -----------------
                                                                                   (unaudited)          (unaudited)
 ASSETS

 Current assets:
      Cash, cash equivalents, and marketable securities                             $ 81,071,731        $ 165,354,222
      Accounts receivable, net                                                        29,071,528           26,500,532
      Prepaid expenses and other current assets                                       21,579,609           18,606,877
                                                                                -----------------    -----------------
          Total current assets                                                       131,722,868          210,461,631

 Deferred iMAP costs, net                                                             28,822,137           22,058,691
 Property and equipment, net and prepaid software licenses                           226,522,876          197,014,594
 Goodwill                                                                             29,957,716           25,929,716
 Other assets                                                                         11,504,421            6,721,706
                                                                                -----------------    -----------------

          Total assets                                                             $ 428,530,018        $ 462,186,338
                                                                                =================    =================


 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
      Accounts payable, accrued expenses, and other current liabilities             $ 47,025,803         $ 47,285,484
      Deferred revenue                                                                19,623,730           17,201,639
      Current portion of capital lease obligations and long term debt                 45,933,041           41,753,915
                                                                                -----------------    -----------------
          Total current liabilities                                                  112,582,574          106,241,038

 Capital lease obligations and long term debt, less current portion                   74,701,512           78,120,432
 Long term subordinated notes payable                                                125,000,000          125,000,000
                                                                                -----------------    -----------------

          Total liabilities                                                          312,284,086          309,361,470
                                                                                -----------------    -----------------


 Stockholders' equity:
      Common stock, $.001 par value, 450,000,000 shares authorized,
         97,778,753 and 96,853,430 shares issued and outstanding                          97,778               96,853
      Additional paid-in capital                                                     384,264,933          372,621,121
      Due from officer for purchase of common stock                                  (2,250,000)          (2,250,000)
      Other comprehensive income                                                               -              779,298
      Unearned compensation                                                            (724,208)          (1,031,624)
      Accumulated deficit                                                          (265,142,571)        (217,390,780)
                                                                                -----------------    -----------------

          Total stockholders' equity                                                 116,245,932          152,824,868
                                                                                -----------------    -----------------

          Total liabilities and stockholders' equity                               $ 428,530,018        $ 462,186,338
                                                                                =================    =================

                            USINTERNETWORKING, INC.
                            STATEMENT OF OPERATIONS
                                  (Unaudited)


                                            Three months        Three months        Nine months          Nine months
                                               ended               ended               ended                ended
                                           Sept. 30, 2000      Sept. 30, 1999      Sept. 30, 2000       Sept. 30, 1999
                                          ----------------    ----------------    ----------------     ----------------

REVENUE                                     $  28,268,486       $   9,776,622       $  72,280,955       $  20,851,714

DIRECT COST OF REVENUE
      Directs cost of services                 18,222,017           5,822,941          46,758,044          13,897,698
      Network and infrastructure costs          7,038,279           4,613,826          19,350,579          11,360,299
                                            -------------       -------------       -------------       -------------

Cost of goods sold                             25,260,296          10,436,767          66,108,623          25,257,997
                                            -------------       -------------       -------------       -------------

Gross margin                                    3,008,190            (660,145)          6,172,332          (4,406,283)
                                            -------------       -------------       -------------       -------------

Sales and marketing expenses                   17,740,115          10,960,212          52,676,141          24,552,985
General and administrative expenses             6,843,910           4,959,316          19,855,611          15,841,863
Product research and development                  944,919           1,197,379           2,285,812           2,005,107
Depreciation and amortization                  13,475,117           4,546,714          30,660,816          10,710,756
Amortization of goodwill                        1,972,000           1,401,000           5,716,000           4,083,000
Non-stock compensation expense                  6,019,444           3,445,248          15,895,184           6,805,486
                                            -------------       -------------       -------------       -------------

Operating expenses                             46,995,505          26,509,869         127,089,564          63,999,197

Operating loss                                (43,987,315)        (27,170,014)       (120,917,232)        (68,405,480)
                                            -------------       -------------       -------------       -------------

Other income (expense)
      Interest income                           2,384,610             725,445           6,882,760           2,146,810
      Interest expense                         (6,149,086)         (1,322,469)        (15,336,764)         (2,793,399)
                                            -------------       -------------       -------------       -------------
                                               (3,764,476)           (597,024)         (8,454,004)           (646,589)
                                            -------------       -------------       -------------       -------------

Net loss                                    $ (47,751,791)      $ (27,767,038)      $(129,371,236)      $ (69,052,069)
                                            =============       =============       =============       =============

Basic and diluted loss per common share     $       (0.49)      $       (0.31)      $       (1.36)      $       (1.65)
                                            =============       =============       =============       =============

OTHER FINANCIAL DATA

EBITDA (a)                                  $ (17,985,787)      $ (16,864,349)      $ (59,269,420)      $ (45,546,238)
Recurring revenue                                      88%                 69%                 84%                 54%
12-Month Contract Backlog (b)               $ 101,298,964       $  29,840,690       $ 101,298,964       $  29,840,690
Total Contract Backlog (c )                 $ 311,667,779       $  82,180,564       $ 311,667,779       $  82,180,564
Weighted average shares outstanding            97,146,353          90,142,979          95,342,494          57,688,153

(a) The Company defines EBITDA as Earnings Before Interest, Taxes, Depreciation, Amortization, and Non-Cash Stock Compensation Expense. Amortization of implementation labor and other costs for the three months ended September 30, 2000 and 1999 was $4,534,967 and $912,703 respectively. Amortization of implementation labor for the nine months ended September 30, 2000 and 1999 was $9,375,812 and $ 1,260,000, respectively.

(b) The Company defines 12-month contract backlog as the minimum recurring revenue to be recognized over the next twelve-months from existing contracts.

(c) The Company defines total contract backlog as the total recurring revenue not yet recognized from existing contracts.